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                                                                       EXHIBIT 5

                      INLAND STEEL INDUSTRIES LETTERHEAD



                                July 26, 1996



Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

               Re:  Ryerson Tull, Inc.
                     Registration Statement on Form S-8
                     ----------------------------------

Ladies and Gentlemen:

               I am Vice President and General Counsel of Inland Steel Industries, Inc., a Delaware corporation, and as such have acted as counsel to its majority-owned subsidiary Ryerson Tull, Inc., a Delaware corporation (the "Company"), and am familiar with the corporate proceedings taken and to be taken in connection with the registration under the Securities Act of 1933, as amended, of 2,300,000 shares (the "Shares") of Class A Common Stock, $1.00 par value per share, of the Company issuable pursuant to the Ryerson Tull 1996 Incentive Stock Plan (the "Plan").

               As such Counsel, I have examined and am familiar with the Amended Certificate of Incorporation, and the By-laws, as amended, of the Company and with the corporate proceedings of the Company taken with respect to the authorization of the issuance of the Shares. I have also examined such other documents as I have deemed necessary for the purpose of this opinion.

               On the basis of the foregoing, I am of the opinion that:

                     (1) The Company is a duly organized and validly existing corporation under the laws of the State of Delaware; and


                     (2) The issuance of the Shares has been duly authorized and the Shares, when issued as contemplated in the Plan, will be duly and validly issued, fully paid and nonassessable.

               I hereby consent to the filing of this opinion as an exhibit to the Registration Statement being filed in connection with the above-mentioned registration.

                                                      Very truly yours,


                                                      /S/ George A. Ranney, Jr.

                                                      George A. Ranney, Jr.
                                                      Vice President
                                                      and General Counsel